POWER OF ATTORNEY

The person whose signature appears below hereby appoints Richard J. Kypta as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of Individual Flexible Premium Deferred Variable Annuity Contracts and Flexible Premium Variable Life Insurance Policies issued by Farm Bureau Life Insurance Company.

Signature	Title	Date

/s/ Eric K. Aasmundstad Eric K. Aasmundstad	Director	11/05/07

/s/ Steve L. Baccus Steve L. Baccus	Director	11/05/07

/s/ William C. Bruins William C. Bruins	Director	11/05/07

/s/ Alan L. Foutz Alan L. Foutz	Director	11/04/07

/s/ Doug Gronau Doug Gronau	Director	11/03/07

/s/ Leland J. Hogan Leland J. Hogan	Director	11/07/07

/s/ Daniel L. Johnson Daniel L. Johnson	Director	11/08/07

/s/ G. Steven Kouplen G. Steven Kouplen	Director	11/05/07

/s/ Craig A. Lang Craig A. Lang	Director	11/01/07

/s/ Perry Livingston Perry Livingston	Director	11/06/07

/s/ David L. McClure David L. McClure	Director	11/06/07

/s/ Keith R. Olsen Keith R. Olsen	Director	11/09/07

/s/ Kevin Paap Kevin Paap	Director	11/09/07

/s/ Frank S. Priestley Frank S. Priestley	Director	11/06/07

/s/ Kevin G. Rogers Kevin G. Rogers	Director	11/06/07

/s/ Calvin Rozenboom Calvin Rozenboom	Director	11/04/07

/s/ Phil Sundblad Phil Sundblad	Director	11/05/07

/s/ Scott VanderWal Scott VanderWal	Director	11/03/07

/s/ Michael White Michael White	Director	11/11/07